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EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT

        We consent to the incorporation by reference in the Registration Statements (Nos. 333-31638, 333-38317 and 33-90026) on Form S-8 and Registration Statement (No. 33-111118) on Form S-3 of Mercer International Inc. of our report dated February 26, 2004 appearing in this Annual Report on Form 10-K of Mercer International Inc. for the year ended December 31, 2003.

                      /s/ DELOITTE & TOUCHE LLP

March 12, 2004
Vancouver, British Columbia

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EXHIBIT 23.1 INDEPENDENT AUDITORS' CONSENT